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                                                                   EXHIBIT 10.37


                   COMPOUND DISCOVERY COLLABORATION AGREEMENT


            This Research Collaboration and License Agreement (this "AGREEMENT") is entered into as of December 18, 2000 (the "EFFECTIVE DATE") by and between ArQule, Inc. ("ARQULE"), a Delaware corporation, and ACADIA Pharmaceuticals, Inc. ("ACADIA"), a Delaware corporation.

                                    RECITALS

            WHEREAS, ArQule and ACADIA previously entered into a Material Transfer and Screening Agreement dated April 7, 1998 (the "MTA") pursuant to which ArQule delivered certain of its Mapping Array(TM) compounds to ACADIA, and ACADIA screened those compounds against certain of its targets;

            WHEREAS, ACADIA detected activity of certain ArQule compounds against certain ACADIA targets; and

            WHEREAS, pursuant to the terms of the MTA, ArQule and ACADIA have negotiated this Agreement to expand their joint research activities and to pursue further development of the active compounds discovered by ACADIA.

            NOW, THEREFORE, ArQule and ACADIA hereby agree as follows:

1.    DEFINITIONS.

      1.1 "ACADIA TARGET" means each biological target nominated by ACADIA, accepted by ArQule, and selected by the Research Committee for use in the Collaboration, as further described in Subsection 3.3.1. below.

      1.2 "ACTIVE COMPOUND" means any ArQule Compound, Targeted Compound, or Analog Compound which exhibits confirmed significant functional activity against an ACADIA Target in a primary screen, as determined by the Research Committee.

      1.3 "AFFILIATE" means any legal entity (such as a corporation, partnership, or limited liability company) that is controlled by a party. For the purposes of this definition, the term "control" means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

      1.4 "ANALOG COMPOUND" means a chemical compound that (i) exhibits ***** to an identified Active Compound or Targeted Compound, (ii) was discovered or developed using information obtained by screening one or more Active Compounds or Targeted Compounds, or (iii) was ***** parent ArQule Compound or Targeted Compound *****.


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      1.5   "ARQULE COMPOUND" means a small organic chemical molecule in a
Mapping Array Set, Compass Array Set, or Biased Array Set (as described in the Collaboration Plan) and provided by ArQule to ACADIA as directed by the Research Committee under this Agreement or previously provided to ACADIA under the MTA.

      1.6 "AVAILABLE COMPOUND" means an ArQule Compound or Analog Compound that is neither: (i) licensed or otherwise committed by ArQule or ACADIA to a third party in the Field nor (ii) committed to an internal ArQule or ACADIA program in the Field. In addition, all Targeted Compounds are Available Compounds. "AVAILABLE ACTIVE COMPOUND" means an Active Compound that is also an Available Compound.

      1.7 "AVAILABLE TARGET" means an ACADIA Target that is neither: (i) licensed or otherwise committed by ACADIA or ArQule to a third party in the Field nor (ii) committed to an internal ACADIA or ArQule program in the Field.

      1.8 "COLLABORATION" means the activities of ACADIA and ArQule carried out in performance of, and the relationship, rights and obligations of the parties established by, Articles 2 and 3 of this Agreement.

      1.9 "COLLABORATION PLAN" means the overall plan for research and development activities for typical projects in the Collaboration, as set forth on EXHIBIT A. The Steering Committee may modify the Collaboration Plan as needed to advance the goals of the Collaboration.

      1.10 "COLLABORATION PRODUCT" means any product containing as one of its constituents any Committed Compound or any Analog Compound based on a Committed Compound.

      1.11  "COLLABORATION WORK PRODUCT" means, individually or collectively,
(i) any Committed Target or Committed Target Set and its corresponding Committed Compounds or Committed Compound Set(s), GLP Toxicology Candidate, or IND Candidate, as well as all Technology pertaining to any of the foregoing or the manufacture, use or sale thereof, and (ii) all libraries of Targeted Compounds.

      1.12 "COMMERCIALIZATION PLAN" means a plan developed and approved by the Steering Committee for the sale, license, or other transfer of commercial rights in Collaboration Work Product to a third party, as described in Section 3.7.

      1.13 "COMMITTED COMPOUND" means (i) any Available Active Compound designated by the Research Committee as a Committed Compound pursuant to Subsection 3.4.2. and (ii) any Analog Compound developed by the parties in the course of an optimization program as described in Section 3.5., provided that such Analog Compound is an Available Compound as required under Section 3.5.

      1.14 "COMMITTED COMPOUND SET" means a set of Committed Compounds that ***** as determined by the Research Committee.

      1.15 "COMMITTED TARGET" means any Available Target designated by the Research Committee as a Committed Target pursuant to Subsection 3.4.2.


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      1.16  "COMMITTED TARGET SET" means a set of Committed Targets that are so closely related that the Research Committee has decided to group those Committed Targets into one optimization program under Section 3.5. or allocation under Subsection 9.6.2.

      1.17 "CONFIDENTIAL INFORMATION" means any technical or business information furnished by one party (the "DISCLOSING PARTY") to the other party (the "RECEIVING PARTY") in connection with this Agreement. Such Confidential Information may include, without limitation, the identity or use of a chemical compound, the identity or use of a biological target, trade secrets, know-how, inventions, technical data or specifications, testing methods, business or financial information, research and development activities, Steering Committee reports, Research Committee reports, royalty reports, product and marketing plans, clinical development plans, and customer and supplier information.

      1.18  "FIELD" means applications in *****.

      1.19 "GLP TOXICOLOGY CANDIDATE" means a Committed Compound that meets or exceeds the criteria established by the Research Committee for a compound that is ready for submission to IND enabling toxicology studies, as documented in the Research Plan.

      1.20 "GROSS REVENUES" means the aggregate amount of consideration received from a third party by either party in connection with an agreement to commercialize any Collaboration Work Product, including without limitation license fees, milestone payments, royalties, and the premium portion of equity payments at a premium to fair market value, but excluding funds specifically allocated to and actually used for the research and development of Collaboration Work Product. Gross Revenues shall be calculated without deduction of any costs, fees, or expenses (e.g., legal fees or finders fees) paid by a party in connection with the transaction. To the extent that any Gross Revenues are transferred to a party in a form other than cash, the amount of such Gross Revenues payable to the other party shall be based on the fair market value of such non-monetary consideration on the date of transfer, as determined in good faith by the parties.

      1.21 "IND" means an investigational new drug application filed with the FDA prior to beginning clinical trials in humans or any comparable application filed with the regulatory authorities of a country other than the United States, prior to beginning clinical trials in humans in that country.

      1.22 "IND CANDIDATE" means a Committed Compound that meets or exceeds the criteria established by the Research Committee for a compound that is ready for human clinical trials, including data sufficient to support the filing of an IND, as documented in the Research Plan.

      1.23 "PATENT RIGHTS" means any United States patent application and any divisional, substitution, continuation, or continuation-in-part of such patent application (to the extent the claims are directed to subject matter specifically described therein) or inventor's certificate relating to such patent application, as well as any patent issued thereon and any reissue, reexamination, renewal, extension or term restoration of such patent, and any foreign counterparts to such patents and patent applications. "ARQULE PATENT RIGHTS" means Patent


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Rights that are either (i) assigned solely to ArQule, (ii) assigned jointly to
ArQule and a party other than ACADIA, or (iii) licensed to ArQule, in each case to the extent that ArQule has the ability to license or sublicense the rights required under this Agreement without payment to a third party. "ACADIA PATENT RIGHTS" means Patent Rights that are either (i) assigned solely to ACADIA, (ii) assigned jointly to ACADIA and a party other than ArQule, or (iii) licensed to ACADIA, in each case to the extent that ACADIA has the ability to license or sublicense the rights required under this Agreement without payment to a third party. "JOINT PATENT RIGHTS" means Patent Rights (i) in Committed Compounds and their use against Committed Targets; (ii) in Targeted Compounds and their uses; or (iii) that are assigned to both ArQule and ACADIA as joint owners or are otherwise jointly invented by one or more employees or consultants of ACADIA and one or more employees or consultants of ArQule in connection with the Collaboration.

      1.24  "RESEARCH COMMITTEE" means the Research Committee described in
Section 2.1. The Research Committee manages and directs the research and development activities in the Collaboration.

      1.25 "RESEARCH MATERIALS" means any tangible research materials, whether biological, chemical, physical, or otherwise. "PROPRIETARY RESEARCH MATERIALS" means any Research Materials that a party designates as proprietary or confidential, including without limitation (a) all ArQule Compounds, and (b) all expressed proteins for ACADIA Targets provided by ACADIA in the Collaboration.

      1.26 "RESEARCH PLAN" means the specific, detailed plan for research and development activities in the Collaboration that is developed by the Research Committee and approved by the Steering Committee. The parties anticipate that they will update the Research Plan on at least a quarterly basis.

      1.27 "RESERVED COMPOUND" means an Available Compound that has been reserved by the parties for the Collaboration as described in Subsection 3.4.1.

      1.28 "RESERVED COMPOUND SET" means a set of Reserved Compounds that share substantial chemical or structure homology, and which exhibit significant functional activity for the same Reserved Target, or which share other common characteristics such that the Research Committee has decided, in its discretion, to group those Reserved Compounds for evaluation under Section 3.4. or for allocation under Subsection 9.6.2.

      1.29 "RESERVED TARGET" means an Available Target that has been reserved by the parties for the Collaboration as described in Subsection 3.4.1.

      1.30 "RESERVED TARGET SET" means a set of Reserved Targets that are so closely related that the Research Committee has decided, in its discretion, to group those Reserved Targets for evaluation under Section 3.4. or allocation under Subsection 9.6.2.

      1.31  "STEERING COMMITTEE" means the Steering Committee described in
Section 2.2. of this Agreement. The Steering Committee has overall authority within the Collaboration, and specifically has approval authority over financial decisions.



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      1.32  "TARGETED COMPOUND" means a compound in a library focused on a target class, which library is developed jointly by the parties within the Collaboration, as more particularly described in the Collaboration Plan and Research Plan.

      1.33 "TECHNOLOGY" means any proprietary development, idea, design, concept, technique, process, invention, Research Material, discovery, or improvement, whether or not patentable or copyrightable. "ARQULE TECHNOLOGY" means Technology that is either (i) assigned solely to ArQule, (ii) assigned jointly to ArQule and a party other than ACADIA, or (iii) licensed to ArQule, in each case to the extent that ArQule has the ability to license or sublicense the rights required under this Agreement without payment to a third party. "ACADIA TECHNOLOGY" means Technology that is either (i) assigned solely to ACADIA, (ii) assigned jointly to ACADIA and a party other than ArQule, or (iii) licensed to ACADIA, in each case to the extent that ACADIA has the ability to license or sublicense the rights required under this Agreement without payment to a third party. "COLLABORATION TECHNOLOGY" means (i) all Committed Compounds and their use against Committed Targets, (ii) all Targeted Compounds and their uses, and
(iii) any Technology that is developed, invented, or discovered jointly by one or more employees or consultants of ACADIA and one or more employees or consultants of ArQule in connection with the Collaboration.

2.    MANAGEMENT OF COLLABORATION.

      2.1   RESEARCH COMMITTEE.

            2.1.1 CREATION OF RESEARCH COMMITTEE. The parties hereby create a Research Committee with at least four (4) members, with equal representation from each party. The members initially designated by ACADIA are ***** and *****, and the members initially designated by ArQule are ***** and *****. Either party may change its representatives on the Research Committee at any time upon written notice to the other party. The chairperson of the Research Committee shall be designated annually on an alternating basis between the parties. The chairperson shall initially be *****. The party not designating the chairperson shall designate one of its representatives as secretary to the Research Committee for such *****.

            2.1.2 MEETINGS OF THE RESEARCH COMMITTEE. Regular meetings of the Research Committee shall be held within ***** of the end of each calendar quarter, or at such other times as the parties may deem appropriate, at such times and places as the members of the Research Committee shall from time to time agree. Special meetings of the Research Committee may be called by either party on ***** written notice to the other party unless notice is waived by the parties. All meetings shall alternate between the offices of the parties unless the parties otherwise agree. The chairperson shall be responsible for sending notice of meetings to all members. In the event a Research Committee member is unable to attend a meeting of the Research Committee, such Research Committee member may designate an alternate member who will serve solely for that Research Committee meeting.

            2.1.3 DECISIONS OF RESEARCH COMMITTEE. A quorum of the Research Committee shall be present at any meeting of the Research Committee if at least one representative of each party is present at such meeting in person or by telephone. If a quorum


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exists at any meeting, the unanimous consent of all members of the Research
Committee present at such meeting is required to take any action on behalf of the Research Committee.

            2.1.4 RESPONSIBILITIES OF RESEARCH COMMITTEE. The Research Committee shall be responsible for the day-to-day conduct and progress of the Collaboration, including without limitation:

                  (i) preparing, approving, and updating the Research Plan and the annual budget;

                  (ii) managing all technical aspects of the Collaboration, including all research and development activities;

                  (iii) providing a forum for the exchange of scientific information among the scientists participating in the Collaboration;

                  (iv)  resolving matters involving scientific questions;

                  (v) determining the criteria of significant functional activity necessary for an ArQule Compound, Targeted Compound, or Analog Compound to qualify as an Active Compound and confirming that an ArQule Compound, Targeted Compound, or Analog Compound qualifies as an Active Compound;

                  (vi) maintaining records of Reserved Compounds and Reserved Targets and establishing Reserved Compound Sets and Reserved Target Sets;

                  (vii) designating Available Active Compounds as Committed Compounds, establishing Committed Compound Sets, and adding and removing compounds from Committed Compound Sets; and

                  (viii) designating Available Targets as Committed Targets, establishing Committed Target Sets, and adding and removing targets from Committed Target Sets.

            2.1.5 RESEARCH COMMITTEE REPORTS. Within ***** following each meeting of the Research Committee held pursuant to Subsection 2.1.2., the secretary of the Research Committee shall prepare and send to each party a written report of actions taken at the meeting in such form and containing such detail as shall be determined by the Research Committee.

            2.1.6 DEADLOCK. In the event that the Research Committee cannot reach agreement with respect to any matter that is subject to its decision-making authority, then the matter shall be referred to the Steering Committee for resolution.

      2.2   STEERING COMMITTEE.

            2.2.1 CREATION OF STEERING COMMITTEE. The parties hereby also create a Steering Committee with at least six 6) members, with equal representation from each party. The members initially designated by ACADIA are *****. The members initially designated by ArQule are *****. Either party may change its representatives on the Steering Committee at any


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time upon written notice to the other party. The chairperson of the Steering
Committee shall be designated annually on an alternating basis between the parties. The initial chairperson of the Steering Committee shall be *****. The party not designating the chairperson shall designate one of its representatives as secretary of the Steering Committee for such *****.

            2.2.2 MEETINGS OF THE STEERING COMMITTEE. Regular meetings of the Steering Committee shall be held within ***** of the end of each calendar year, or at such other times as the parties may deem appropriate, at such times and places as the members of the Steering Committee shall from time to time agree. Special meetings of the Steering Committee may be called by either party on ***** written notice to the other party unless notice is waived by the parties. All meetings shall alternate between the offices of the parties unless the parties otherwise agree. In the event a Steering Committee member is unable to attend a meeting of the Steering Committee, such Steering Committee member may designate an alternate member who will serve solely for that Steering Committee meeting.

            2.2.3 DECISIONS OF THE STEERING COMMITTEE. Unless otherwise specifically designated as a responsibility of the Research Committee pursuant to Subsection 2.1.4., all decisions regarding the contractual and financial relationship created by this Agreement shall be made by the Steering Committee acting in accordance with this Agreement or by agents duly authorized in writing by the Steering Committee. A quorum of the Steering Committee shall be present at any meeting of the Steering Committee if at least one representative of each party is present at such meeting in person or by telephone. If a quorum exists at any meeting, the unanimous consent of all members of the Steering Committee present at such meeting is required to take any action on behalf of the Steering Committee.

            2.2.4 RESPONSIBILITY OF STEERING COMMITTEE. The Steering Committee shall be responsible for approving long-term objectives for, and evaluating the progress of, the Collaboration, including without limitation:

                  (i) approving all updates to the Research Plan and any changes to the Collaboration Plan;

                  (ii)  approving the annual budget for the Collaboration;

                  (iii) reviewing and approving involvement of third parties in the Collaboration;

                  (iv) developing Commercialization Plans and managing commercialization of Collaboration Work Product;

                  (v)   resolving deadlocks of the Research Committee; and

                  (vi) determining the number of members for both the Research Committee and Steering Committee, beyond the minimum of four members.

            2.2.5 STEERING COMMITTEE REPORTS. Within ten (10) days following each meeting of the Steering Committee held pursuant to Subsection 2.2.2., the secretary of the Steering Committee shall prepare and send to the members of the Steering Committee a detailed


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written report of actions taken at the meeting in such form and containing such detail as shall be determined by the Steering Committee.

            2.2.6 DEADLOCK. In the event that the Steering Committee declares a deadlock with respect to, or fails to reach agreement within sixty (60) days as to, any matter relating only to specific activities under the Collaboration (such as designation of Active Available Compounds as Committed Compounds; designation of ACADIA Targets as Committed Targets; the initiation or conduct of lead optimization or preclinical development activities; approval of the annual budget or changes to the Research Plan; or approval of a Commercialization Plan) the matter shall not be subject to dispute resolution under Article 10, but shall be referred to the Chief Executive Officers of each party for resolution within sixty (60) days after the date the deadlock is reached, subject to extension by mutual agreement. If the Chief Executive Officers fail to resolve the matter within the sixty-day period, or such other period that the parties mutually establish, the Agreement will terminate pursuant to Section 9.3. Any other unresolved disagreements within the Steering Committee and relating to this Agreement shall be referred to dispute resolution in accordance with the procedures set forth in Article 10.

3.    CONDUCT OF COLLABORATION

      3.1   SCOPE OF COLLABORATION. During the Collaboration, the parties will
(i) perform lead generation activities using ArQule Compounds and multiple ACADIA Targets to identify Active Compounds, (ii) perform lead qualification activities on Reserved Compounds and Reserved Targets to select Committed Compounds and Committed Targets for lead optimization efforts, (iii) perform lead optimization activities on Committed Compound Sets to develop one or more GLP Toxicology Candidates, and (iv) if appropriate, conduct work on one or more GLP Toxicology Candidates to develop IND Candidates, in each case as further described below. The parties may also develop libraries of Targeted Compounds that are focused on a particular target class, and then use the Targeted Compounds for lead generation, as described below. The overall objective of the Collaboration is to discover and develop compounds that demonstrate potential as human therapeutic products, and to sell, license, or otherwise transfer commercial rights to those compounds to third parties.

      3.2 GENERAL RESPONSIBILITIES OF EACH PARTY. In general, the parties intend that ACADIA will be responsible for biology-related tasks relating to the ACADIA Targets and ArQule will be responsible for chemistry-related tasks relating to the ArQule Compounds, but only until identification of a GLP Toxicology Candidate. If the parties decide to develop a GLP Toxicology Candidate into an IND Candidate, they will share responsibility for the necessary preclinical activities through the Research Committee and Steering Committee. This allocation of responsibilities reflects the expected contributions from each party. However, the Research Committee has discretion to allocate specific research and development tasks on a case-by-case basis to the party that has the best current capability and capacity to complete the task and advance the project. The actual responsibilities of each party will be determined by the Research Committee and Steering Committee and described in the Collaboration Plan or Research Plan.



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      3.3   LEAD GENERATION.

            3.3.1 TARGET SELECTION. The Research Committee will select which ACADIA Targets to screen in the Collaboration from among those nominated by ACADIA and accepted by ArQule. ACADIA will only nominate Available Targets for ACADIA. ArQule will decline to accept any ACADIA Targets that are not Available Targets for ArQule. The initial ACADIA Targets selected by the Research Committee are set forth in the initial Research Plan. After the Research Committee selects an ACADIA Target, ACADIA and ArQule agree to notify the Research Committee as soon as possible before taking any actions which could remove the status of that ACADIA Target as an Available Target. In such event, the Research Committee will immediately remove that ACADIA Target from the Collaboration.

            3.3.2 COMPOUND SELECTION. The Research Committee will decide which libraries of ArQule Compounds to screen in the Collaboration (e.g., Compass Array Sets, Biased Array Sets, or Mapping Array Sets, as described in the Collaboration Plan). The Research Committee may also decide to screen Targeted Compounds in focused libraries developed by the parties for a target class, if any, as described in the Collaboration Plan. The Research Committee may also decide to screen Analog Compounds developed by the parties for a different ACADIA Target.

            3.3.3 PROCEDURES FOR ARQULE COMPOUNDS. The parties will screen ArQule Compounds against ACADIA Targets as directed by the Research Committee and described in the Collaboration Plan and Research Plan. Initially, ArQule will not disclose structures of individual ArQule Compounds. ArQule will disclose to ACADIA the structures of Active Compounds that are Available Compounds for ArQule. ACADIA will then determine whether those Active Compounds are Available Compounds for ACADIA. If an Active Compound is an Available Compound for both parties, each party will preserve the availability of the Active Compound and the corresponding ACADIA Target and proceed to confirm activity as described in Section 3.4. and in the Collaboration Plan. In contrast, if a party determines that an Active Compound is not an Available Compound for such party, the parties shall immediately cease all information disclosure and activities under this Agreement with respect to that Active Compound; however, the parties shall use reasonable efforts to monitor whether that Active Compound later becomes an Available Compound and, in such event, shall notify the other party and then proceed in accordance with Section 3.4. Any information regarding the activity of these Active Compounds that are not Available Compounds for the ACADIA Targets shall remain subject to the restrictions on Confidential Information set forth in Article 7.

            3.3.4 PROCEDURES FOR TARGETED COMPOUNDS. If the parties develop or one or more focused compound libraries of Targeted Compounds for a target class, as described in the Collaboration Plan, the parties will screen those Targeted Compounds against ACADIA Targets as directed by the Research Committee and described in the Collaboration Plan and Research Plan. Both parties shall have access to the structures of all Targeted Compounds and shall maintain Targeted Compounds as Available Compounds during the Collaboration. Therefore, unlike the procedures for ArQule Compounds, a determination of availability is unnecessary.



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      3.4   LEAD QUALIFICATION.

            3.4.1 SELECTION OF RESERVED COMPOUNDS AND RESERVED TARGETS. The parties expect to discover multiple series of Available Active Compounds with activity for multiple ACADIA Targets in the course of screening under the Research Plan. The Research Committee will group the various ACADIA Targets in multiple batches for screening. After each batch of ACADIA Targets is screened, the Research Committee will review the various combinations of Available Active Compounds and ACADIA Targets for which activity was detected and decide which Available Active Compounds and ACADIA Targets from that batch of screening, if any, should progress to further qualification in secondary screens and ADMET assays as described in the Collaboration Plan and Research Plan. For those Available Active Compounds and ACADIA Targets that the Research Committee decides to pursue, the parties will designate the Available Active Compounds as Reserved Compounds and the ACADIA Targets as Reserved Targets under this Agreement and reserve those compounds and targets exclusively for the Collaboration for a period of *****, subject to extension by the Research Committee, while secondary screens and ADMET assays are conducted. The Research Committee may also group Reserved Compounds as a Reserved Compound Set and Reserved Targets as a Reserved Target Set. All remaining Available Active Compounds and ACADIA Targets that the Research Committee has declined to advance to secondary screening shall automatically be released from their reserved status; however, any information regarding the activity of these Available Compounds for the ACADIA Targets shall remain subject to the restrictions on Confidential Information set forth in Article 7.

            3.4.2 SELECTION OF COMMITTED COMPOUNDS AND COMMITTED TARGETS. The parties expect that the Research Committee will further qualify and prioritize the various opportunities presented by the combinations of Reserved Compounds and Reserved Targets as described in the Collaboration Plan and Research Plan. In order to facilitate this process, ArQule shall disclose to ACADIA the structures, but not the locations, of inactive ArQule Compounds from each Mapping Array Set from which Reserved Compounds are selected. ArQule shall also produce and deliver to ACADIA resynthesized samples of selected Reserved Compounds, as directed by the Research Committee. ACADIA shall test the resynthesis samples of Reserved Compounds in various assays as directed by the Research Committee and in accordance with the Research Plan. The Research Committee shall then review the data and, after consideration, designate ***** Reserved Targets and their corresponding Reserved Compounds as Committed Targets and Committed Compounds under this Agreement. The Research Committee has discretion to replace ***** Committed Targets and their corresponding Committed Compounds at any time as new batches of ACADIA Targets and ArQule Compounds and Targeted Compounds are screened and new Reserved Targets and Reserved Compounds are identified. The Research Committee may increase the number of Committed Targets and their Committed Compounds at any time, with approval of the Steering Committee. Any Reserved Targets and their corresponding Reserved Compounds, if any, that have met the predefined criteria for consideration as Committed Targets and Committed Compounds but which were not selected by the Research Committee shall be allocated between the parties as provided in Section 9.6. All other Reserved Targets and Reserved Compounds, if any, shall automatically be released from their reserved status; however, any information regarding the activity of these Reserved Compounds for the Reserved Targets shall remain subject to the restrictions on Confidential Information set forth in Article 7.


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      3.5   LEAD OPTIMIZATION. The Research Committee will update the Research
Plan to provide for the accelerated lead optimization of the selected Committed Compound Sets with Committed Targets in the Collaboration, subject to Steering Committee approval. The Research Plan will set project priorities and define success criteria for a GLP Toxicology Candidate. As described in the Collaboration Plan, in a typical project the parties will iteratively develop and test Analog Compounds based on Committed Compounds. The parties will determine whether a proposed Analog Compound is an Available Compound before synthesis, and only Available Compounds will proceed to synthesis and testing in the Collaboration. The Analog Compounds developed by the parties shall automatically become Committed Compounds under this Agreement and, therefore, the Committed Compound Set for the Committed Target will likely expand as a result of the lead optimization efforts. At the discretion of the Research Committee, the parties may also use such Analog Compounds in primary screens against other ACADIA Targets. The parties anticipate that lead optimization of Committed Compounds will occur in two stages:

      (i) In the first stage, the parties will develop Analog Compounds as combinatorial libraries to explore the promise of the Committed Compound Set for the Committed Target. The parties will test these Analog Compounds for various properties determined by the Research Committee to predict whether the Committed Compound Set may eventually meet the defined success criteria for a GLP Toxicology Candidate. The parties will decide whether to proceed to stage two for a given Committed Compound Set within *****.

      (ii) In the second stage, the parties intend to concentrate their efforts on developing ***** and ***** corresponding Committed Compound Set(s) to identify a GLP Toxicology Candidate, with ***** from the first stage. The parties shall maintain a level of effort determined by the Research Committee for the *****. The Research Committee may release Committed Targets and the corresponding Committed Compound Set(s) that are no longer of interest to the Collaboration or which are no longer the subject of the active efforts by the parties, as determined by the Research Committee and subject to Steering Committee approval, in which case the allocation provisions of
            Section 9.6. shall apply. Lead optimization activities will continue with respect to a Committed Target until the Research Committee and Steering Committee decide to stop further efforts. The parties anticipate that lead optimization activities will continue with respect to a Committed Target until the parties (i) develop an acceptable GLP Toxicology Candidate, (ii) determine that they are unlikely to develop an acceptable GLP Toxicology Candidate, or (iii) decide to seek commercialization of the Committed Compound Set(s) and Committed Target as described below.

      3.6 PRECLINICAL DEVELOPMENT. At the discretion of the Steering Committee, the parties may decide to conduct the necessary preclinical development activities to advance one or more GLP Toxicology Candidates to become IND Candidates, as described in the Collaboration Plan. In such event, the Research Committee will update the Research Plan to provide for such activities, subject to approval of the Steering Committee. These preclinical development activities will continue with respect to a GLP Toxicology Candidate until the Research Committee and Steering Committee decide to stop further efforts. The parties anticipate that


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these preclinical development activities will continue with respect to a GLP
Toxicology Candidate until the parties (i) develop an acceptable IND Candidate,
(ii) determine that they are unlikely to develop an acceptable IND Candidate, or
(iii) decide to seek commercialization of the GLP Toxicology Candidate and the corresponding Committed Target as described below.

      3.7 COMMERCIALIZATION. At any time during the Collaboration, the Steering Committee may decide to sell, license, or otherwise transfer commercial rights in Collaboration Work Product to a third party. In such event, the Steering Committee will develop and approve a Commercialization Plan for such Collaboration Work Product. Unless otherwise determined by the Steering Committee, the Commercialization Plan will (i) describe the expectations of the parties regarding the commercial value of the Collaboration Work Product and potential Collaboration Products, (ii) set forth a marketing plan for the Collaboration Work Product (e.g., best potential customers), and (iii) state the respective responsibilities of each party for commercialization of the Collaboration Work Product (e.g., lead negotiator). The Steering Committee will manage the commercialization process. Alternatively, one party may purchase the interest of the other party in particular Collaboration Work Product on negotiated terms in a voluntary transaction. In such event, the separately negotiated agreement shall supersede the terms of this Agreement with respect to that Collaboration Work Product. The Steering Committee may also decide to sell, license, or otherwise transfer commercial rights in one or more focused libraries of Targeted Compounds developed by the parties during the Collaboration. In such event, the Steering Committee will develop and approve a Commercialization Plan for this Collaboration Work Product.

      3.8 REPORTS AND RECORDS. Each party agrees to promptly and regularly communicate to the other party all research results from the Collaboration, including quarterly reports to the Research Committee detailing all tests conducted and results obtained by such party in connection with the Collaboration. Each party shall prepare and maintain adequate records, including bound laboratory notebooks maintained in accordance with standard scientific procedures, containing all appropriate data reflecting all research results from the Collaboration. In addition, each party shall retain under appropriate conditions any necessary or desirable samples of research materials that are developed or used in the Collaboration.

4.    ALLOCATION OF EXPENSES AND REVENUES.

      4.1 EXPENSES. The Research Committee shall establish an annual budget for all activities in the Collaboration, subject to Steering Committee approval. Each party shall bear the expenses of its respective activities under the Research Plan in accordance with the annual budget, except that the parties will share equally any expenses payable (i) to third party service providers or (ii) incurred in connection with preclinical development activities under Section
3.6. above, provided such expenses are approved in advance by the Steering Committee and included in the annual budget. The Research Committee and Steering Committee shall use their best efforts to ensure that the resource and value contributions of each party are approximately equal on an annual basis. Any significant deviations from the annual budget must receive Steering Committee approval. Each party shall also pay fifty percent (50%) of all direct expenses (e.g., legal fees, travel) incurred by either party in connection with commercialization activities approved by the Steering Committee pursuant to
Section 3.7. The Steering Committee has the right to refuse payment of expenses that are not properly documented or are unreasonably


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
excessive. Each party shall promptly make payments to third parties, or reimburse the other party, for expenses owed by such party as set forth in this Section.

      4.2 REVENUES. Each party shall receive fifty percent (50%) of all Gross Revenues received in connection with Collaboration Work Product sold, licensed or transferred to a third party under Section 3.7, provided that each party has contributed approximately equal resources and value to the Collaboration in accordance with the Research Plan and the annual budget. In the event that one party expends greater resources or contributes greater value than the other party in the Collaboration, as formally recognized by the Steering Committee and documented in the Research Plan or annual budget, the Steering Committee will compensate the party with the greater resource expenditure or value contribution in a manner reasonably acceptable to both parties.

      4.3 RECORDS. Each party shall establish separate and distinct accounting records (but not necessarily separate general ledgers) such that the expenditures for the Collaboration are direct and transparent. As a guideline, each party should have separate project records supported by time records and records of direct expenses attributable to the Collaboration. Each party shall maintain these records for a period of at least ***** after the conclusion of the applicable calendar year. Each party shall have the right, at its own expense, to cause an independent certified public accountant reasonably acceptable to the other party to inspect such records during normal business hours for the sole purpose of verifying the expenditures reported under this Agreement. The accountant shall conduct the audit at a date and time reasonably acceptable to the audited party but not later than ***** after the audited party is notified of the audit. Such accountant shall not disclose to the requesting party any information other than information relating to the accuracy of expenditures reported under this Agreement and shall provide the audited party with a copy of any report given to the requesting party. In the event of any discrepancy, the parties shall promptly reconcile the discrepancy to achieve the results set forth in Sections 4.1. and 4.2. Each party may exercise its audit right not more than *****.

5.    INTELLECTUAL PROPERTY RIGHTS.

      5.1   LICENSE GRANTS.

            5.1.1 CROSS-LICENSES AND CROSS-ASSIGNMENT.

                  (i) ArQule hereby grants ACADIA a worldwide, royalty-free, non-exclusive license under the ArQule Patent Rights, Joint Patent Rights, and other rights in ArQule Technology and Collaboration Technology to *****.

                  (ii) ACADIA hereby grants ArQule a worldwide, royalty-free, non-exclusive license under the ACADIA Patent Rights, Joint Patent Rights, and other rights in ACADIA Technology and Collaboration Technology to *****.

                  (iii) To the extent that any Patent Rights in any Committed Compound or its use against any Committed Target or in any Targeted Compound or its use are not assigned to, or controlled by, both ArQule and ACADIA as joint owners or are not otherwise jointly invented by one or more employees or consultants of ACADIA and one or more employees or consultants of ArQule in connection with the Collaboration, *****.


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            5.1.2 COMMERCIALIZATION LICENSES. In the event that the parties sell, license, or otherwise transfer commercialization rights in Collaboration Work Product to a third party pursuant to Section 3.7. above, each party hereby covenants and agrees to grant to such third party any rights and licenses under such party's Patent Rights and Technology as are reasonably necessary for such third party to exploit such Collaboration Work Product in accordance with the terms of a written agreement between the parties and such third party that is consistent with the Commercialization Plan applicable to such Collaboration Work Product, and to provide reasonable warranties of title, further assurances, and similar customary provisions in connection with such grant of rights or licenses.

      5.2 INTELLECTUAL PROPERTY DEVELOPED OUTSIDE OF THE COLLABORATION. Except as expressly set forth in this Agreement, neither party shall have any rights in Patent Rights and Technology that are developed or discovered by the other party prior to the Effective Date or outside of the Collaboration. Therefore, ArQule shall have no rights in ACADIA Targets other than as provided in the Agreement, and ACADIA shall have no rights in ArQule Compounds other than as provided in the Agreement. Each party shall have sole responsibility for and control over Patent Rights claiming any of its Technology that was developed or discovered prior to the Effective Date or outside of the Collaboration. Neither party shall have any right to review or comment on such Patent Rights of the other party.

      5.3   INTELLECTUAL PROPERTY ARISING FROM THE COLLABORATION.

            5.3.1 COMMITTED COMPOUNDS AND COMMITTED TARGETS. Committed Compounds and Committed Targets are exclusive to the Collaboration, which means that except as otherwise expressly provided in this Agreement:

                  (i) ArQule shall not engage in any research and development activities on Committed Compounds outside of the Collaboration;

                  (ii) ArQule shall not knowingly engage in any research and development activities on Committed Targets outside of the Collaboration except to the extent that a third party requires ArQule to perform such activities under a binding contract (which ArQule will disclose in advance to ACADIA);

                  (iii) ACADIA shall not engage in any research and development activities on Committed Targets outside of the Collaboration; and

                  (iv) ACADIA shall not knowingly engage in any research and development activities on Committed Compounds outside of the Collaboration except to the extent that a third party requires Acadia to perform such activities under a binding contract (which ACADIA will disclose in advance to ArQule).

In the event that a party engages in research and development activities with a third party with respect to Committed Compounds or Committed Targets under the limited circumstances permitted under this Subsection, such party shall establish and observe strict procedures to ensure that no information crosses from one project to the other project. The other party shall have the right to audit such procedures upon reasonable prior written notice. All Committed Compounds and Committed Targets shall remain exclusive to the Collaboration until the


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Collaboration terminates or the Steering Committee releases a particular
Committed Compound, Committed Compound Set, Committed Target, or Committed Target Set.

            5.3.2 RIGHT TO USE. Except as provided in Section 5.1. above or otherwise expressly provided in this Agreement, each party shall have the following rights and restrictions for the use of Patent Rights and Technology arising from the Collaboration:

                  (i) ArQule shall not have any right or license under ACADIA Patent Rights or other rights in ACADIA Technology arising from the Collaboration.

                  (ii) ACADIA shall not have any right or license under ArQule Patent Rights or other rights in ArQule Technology arising from the Collaboration.

                  (iii) During the Collaboration, neither party may use Targeted Compounds outside of the Collaboration without the prior written consent of the other party. After the expiration or termination of this Agreement, the parties shall have co-exclusive rights to Targeted Compounds (other than Targeted Compounds that are subject to the provisions of Section 9.6.2) as follows.
*****.

                  (iv) Except as otherwise provided in this Agreement, each party shall have the right to use Joint Patent Rights and Collaboration Technology consistent with the provisions of Article 7 without accounting to the other party.

            5.3.3 OWNERSHIP. Ownership of Patent Rights and Technology arising from the Collaboration shall be allocated in the following manner:

                  (i) ArQule shall have sole ownership of all right, title, and interest in ArQule Patent Rights and ArQule Technology;

                  (ii) ACADIA shall have sole ownership of all right, title, and interest in ACADIA Patent Rights and ACADIA Technology; and

                  (iii) ArQule and ACADIA shall have joint ownership of all right, title, and interest in Joint Patent Rights and Collaboration Technology.

Each party shall ensure that its employees, consultants, agents, and representatives are contractually required to disclose and to assign to such party all Patent Rights and other rights in Technology arising from the Collaboration.

            5.3.4 NOTICE. Each party shall provide prompt written notice to the Research Committee of the internal disclosure of any significant Technology developed by its personnel in connection with the Collaboration.

            5.3.5 RESPONSIBILITY FOR PATENT RIGHTS. ArQule shall be responsible for and shall control, at its expense, the preparation, filing, prosecution, grant, and maintenance of any Patent Rights claiming only ArQule Technology arising from the Collaboration and shall consult with ACADIA on, and give ACADIA a reasonable opportunity to review, all such filings to the extent they directly relate to the Collaboration. ACADIA shall be responsible for and shall


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
control, at its expense, the preparation, filing, prosecution, grant, and maintenance of all Patent Rights claiming only ACADIA Technology arising from the Collaboration and shall consult with ArQule on, and give ArQule a reasonable opportunity to review, all such filings to the extent they relate directly to the Collaboration. In the case of Collaboration Technology, the Research Committee will decide whether to seek Joint Patent Rights claiming that Technology or to maintain that Technology as a trade secret, subject to approval of the Steering Committee. The Research Committee will also decide whether to seek Patent Rights claiming both ArQule Technology and ACADIA Technology in one filing (which also constitutes a Joint Patent Right), subject to approval of the Steering Committee. If the parties decide to seek any Joint Patent Rights, the parties shall jointly prepare, file, prosecute, and maintain such Patent Rights, and all related expenses shall be borne equally by the parties. Notwithstanding the foregoing, neither party shall file any Joint Patent Rights claiming the composition or use of any Active Compound until the Research Committee has properly designated that Active Compound as a Committed Compound in accordance with Subsection 3.4.2.

            5.3.6 ASSUMPTION OF RIGHTS BY OTHER PARTY. In the event that a party desires to decline responsibility for obtaining or maintaining Patent Rights in a country for any of its Technology that arises from the Collaboration, such party will notify the other party before taking such action and, upon request, will allow the other party to assume responsibility for, and all expenses relating to, the relevant Patent Rights in those countries; provided, however, that neither party shall have the right to seek patent protection for any Technology that a party has decided, in its discretion, to maintain as a trade secret. In the event that a party desires to cease further payment of patent-related expenses for a Joint Patent Right in any country, such party may assign to the other party all rights in that Joint Patent Right in such country and thereafter have no further obligation to pay such expenses.

            5.3.7 COOPERATION. Each party agrees to cooperate fully in the preparation, filing, prosecution, and maintenance of all Patent Rights claiming Technology arising from the Collaboration. Such cooperation includes, without limitation, (i) promptly executing all papers and instruments, or requiring its employees, consultants, and agents to execute such papers and instruments, as reasonable and appropriate so as to enable one or both parties to file, prosecute, and maintain such Patent Rights in any country; (ii) promptly informing the other party of matters that may affect the preparation, filing, prosecution, or maintenance of any such Patent Rights; and (iii) undertaking no actions that are potentially deleterious to the preparation, filing, or prosecution of any such Patent Rights.

6.    RESEARCH MATERIALS.

      6.1 OWNERSHIP OF RESEARCH MATERIALS. In the course of this Collaboration, one party (the "PROVIDER") may transfer to the other party (the "RECIPIENT") certain of its Research Materials. The Recipient acknowledges and agrees that such Research Materials are and shall be owned by the Provider. The Recipient agrees to execute and deliver any documents of assignment or conveyance to effectuate the ownership rights of the Provider in such Research Materials. Specifically, ACADIA acknowledges and agrees that all ArQule Compounds provided to ACADIA in the Collaboration and, previously, under the MTA are proprietary to and owned by ArQule and are or may be covered by claims of ArQule Patent Rights, and ArQule acknowledges and agrees that all expressed proteins for ACADIA Targets provided by ACADIA in the Collaboration are proprietary to and owned by ACADIA and are or may be covered by claims of ACADIA Patent Rights.

      6.2 USE AND TRANSFER OF RESEARCH MATERIALS. Except as otherwise agreed by the Research Committee, the Recipient agrees to use Research Materials provided by the Provider solely for purposes set forth in this Agreement and shall not distribute such Research Materials to any third party other than its employees and consultants who are working on the Collaboration; provided that the parties may provide Research Materials specific to Collaboration Work Product to a third party for the purposes described in Section 3.7 and may provide Research Materials specific to Targeted Compounds to a sublicensee of such party's rights to such Targeted Compounds under Section 5.3.2(iii).

      6.3 ADDITIONAL RESTRICTIONS FOR PROPRIETARY RESEARCH MATERIALS. In the case of Proprietary Research Materials furnished by a Provider, Recipient agrees
(i) not to transfer such Proprietary Research Materials to any third party without the prior written consent of the Provider, (ii) to permit access to the Proprietary Research Materials only to its employees and consultants requiring such access, (iii) to inform such employees and consultants of the proprietary nature of the Proprietary Research Materials, and (iv) to take reasonable precautions, at least as stringent as those observed by Recipient to protect its own proprietary materials, to ensure that such employees and consultants observe the obligations of Recipient under this Section.

      6.4 DISPOSITION OF UNUSED RESEARCH MATERIALS. At the request of Provider, Recipient will return or destroy any unused Research Materials furnished by Provider.

      6.5 COMPLIANCE WITH LAW. Recipient agrees to comply with all federal, state, and local laws and regulations applicable to the use, storage, disposal, and transfer of Research Materials furnished by Provider, including without limitation the Toxic Substances Control Act (15 USC 2601 et seq.) and implementing regulations (in particular, 40 CFR 720.36 [Research and Development Exemption]), the Food, Drug, and Cosmetic Act (21 USC 301 et seq.) and implementing regulations, and all Export Administration Regulations of the Department of Commerce. Recipient assumes sole responsibility for any violation of such laws or regulations by Recipient or any of its Affiliates or sublicensees.

      6.6 LIMITATION OF LIABILITY. Any Research Materials delivered pursuant to this Agreement are understood to be experimental in nature and may have hazardous properties. Recipient should assume that the compounds are dangerous and should use appropriate precautions. PROVIDER MAKES NO REPRESENTATIONS, AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE RESEARCH MATERIALS FURNISHED TO RECIPIENT. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE RESEARCH MATERIALS WILL NOT INFRINGE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY.

7.    CONFIDENTIAL INFORMATION.

      7.1 DESIGNATION OF CONFIDENTIAL INFORMATION. Confidential Information that is disclosed in writing or electronically shall be marked with a legend indicating its confidential status. Confidential Information that is disclosed orally or visually shall be documented in a written notice prepared by the Disclosing Party and delivered to the Receiving Party within ***** of the date of disclosure; such notice shall summarize the Confidential Information disclosed to the Receiving Party and reference the time and place of disclosure.

      7.2 OBLIGATIONS OF RECEIVING PARTY. The Receiving Party agrees that it shall:

            (i) maintain all Confidential Information in strict confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to (A) its Affiliates, directors, officers, employees, consultants, and advisors, (B) solely with respect to Confidential Information specific to Collaboration Work Product, a third party for the purposes described in Section 3.7 and (C) solely with respect to Confidential Information specific to Targeted Compounds, a sublicensee of such party's rights to such Targeted Compounds under Section 5.3.2(iii), in each case which recipients are obligated to maintain the confidential nature of such Confidential Information and need to know such Confidential Information for the purposes set forth in this Agreement;

            (ii) use all Confidential Information solely for the purposes of this Agreement and the permitted uses set forth in Section 7.6.; and

            (iii) allow permitted recipients under Section 7.2(i) to reproduce the Confidential Information only to the extent necessary to effect the purposes set forth in this Agreement, with all such reproductions being considered Confidential Information.

      7.3   EXCEPTIONS. The obligations of the Receiving Party under Section
7.2. above shall not apply to the extent that the Receiving Party can demonstrate that certain Confidential Information:

            (i) was in the public domain prior to the time of its disclosure under this Agreement;

            (ii) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party;

            (iii) was independently developed or discovered by the Receiving
                  Party without use of any Confidential Information of the Disclosing Party; or

            (iv) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with the Disclosing Party and having no obligation of


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                  confidentiality or non-use to the Disclosing Party with
                  respect to such Confidential Information.

      7.4 PERMITTED DISCLOSURE. Notwithstanding any other provision of this Agreement, disclosure of Confidential Information shall not be precluded if such disclosure is required to comply with applicable laws or regulations (such as disclosure to the FDA or the United States Patent and Trademark Office or to their foreign equivalents), or to comply with a court or administrative order, provided that the Disclosing Party receives prior written notice of such disclosure and that the Receiving Party takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure.

      7.5 RETURN OF CONFIDENTIAL INFORMATION. Upon the termination of this Agreement, or earlier at the request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party, except that the Receiving Party may retain one copy of the Confidential Information in the possession of its legal counsel solely for the purpose of monitoring its obligations under this Agreement.

      7.6 PERMITTED USE OF INFORMATION. ACADIA and ArQule *****. Under no circumstances may either party use any information from lead optimization activities or preclinical development activities for any purpose other than the Collaboration.

      7.7 SURVIVAL OF OBLIGATIONS. The obligations set forth in this Article shall remain in effect for an item of Confidential Information for a period of ***** after the date upon which a Receiving Party first received that Confidential Information, except that the obligation of the Receiving Party to return Confidential Information to the Disclosing Party shall survive until fulfilled.

8.    INDEMNIFICATION AND INSURANCE.

      8.1 GENERAL INDEMNIFICATION. Each party (the "INDEMNIFYING PARTY") shall indemnify and hold harmless the other party, its Affiliates, and their respective directors, officers, employees and agents (collectively, the "INDEMNITEES") from and against all claims, expenses or liability of whatever nature arising from any default, act, omission, or negligence of the Indemnifying Party, its agents or employees, or others exercising rights by, through, or under the Indemnifying Party, or the failure of the Indemnifying Party or such persons to comply with any applicable laws, rules, regulations, codes, ordinances or directives of governmental authorities, in each case to the extent the same are related, directly or indirectly, to the Collaboration described herein; provided, however, that in no event shall the Indemnifying Party be obligated under this section to indemnify the Indemnitees to the extent that such claim, expense or liability results from any omission, fault, negligence, or other misconduct of any of the Indemnitees.

      8.2 PRODUCT LIABILITY INDEMNIFICATION. Each Indemnifying Party further agrees to defend, indemnify, and hold the Indemnitees harmless from all costs, judgments, liabilities, and damages assessed by a court of competent jurisdiction arising from claims asserted by a third party against the Indemnitees as a result of (i) actual or asserted violations of any applicable law or regulation by the Indemnifying Party, its Affiliates, sublicensees, or third party manufacturers by virtue of which the Collaboration Products, or any product containing as one of its constituents any Targeted Compound, manufactured, distributed, or sold shall be alleged or determined to be adulterated, misbranded, mislabeled, or otherwise not in compliance with such applicable law or regulation; (ii) claims for bodily injury, death, or property damage attributable to the manufacture, distribution, sale, or use of the Collaboration Products, or any product containing as one of its constituents any Targeted Compound, by the Indemnifying Party, or by its Affiliates, sublicensees, or third party manufacturers; or (iii) a recall ordered by a governmental agency, or required by a confirmed failure, as reasonably determined by the parties, of Collaboration Products, or any product containing as one of its constituents any Targeted Compound, manufactured, distributed, or sold by the Indemnifying Party, or by its Affiliates, sublicensees or third party manufacturers; provided, however, that in no event shall the Indemnifying Party be obligated under this section to indemnify the Indemnitees to the extent that such claim, expense or liability results from any omission, fault, negligence, or other misconduct of any of the Indemnitees.

      8.3 PROCEDURE. The Indemnitees agree to provide the Indemnifying Party with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. If an Indemnitee fails to provide such notice within a reasonable time, and if such failure prejudicially affects the ability of the Indemnifying Party to defend such action, the Indemnifying Party shall be relieved of its liability to such Indemnitee under this Article 8. The Indemnifying Party agrees, at its own expense, to provide attorneys reasonably acceptable to the Indemnitees to defend against any such claim. The Indemnitees shall cooperate fully with the Indemnifying Party in such defense and will permit the Indemnifying Party to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of the Indemnifying Party, if representation of such Indemnitee by the counsel retained by the Indemnifying Party would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. The Indemnifying Party agrees to keep the other party informed of the progress in the defense and disposition of such claim and to consult with such party with regard to any proposed settlement. Neither party may settle a claim or action for which indemnification is sought under this Agreement without the consent of the other party if such settlement would impose any monetary obligation on the other party or require the other party to submit to an injunction or otherwise limit the other party, its Affiliates or their respective directors, officers, employees or agents.

      8.4 INSURANCE. Each party shall maintain, and shall require its Affiliates and sublicensees to maintain, adequate product liability insurance or self insurance with respect to development, manufacture, and sale of Collaboration Products, or any product containing as one of its constituents any Targeted Compound, by such party in such amount as that party customarily maintains with respect to sales of its other products, and in no event less than a reasonable amount. Each party shall maintain, and shall require its Affiliates and sublicensees to maintain, such insurance for so long as that party continues to manufacture or sell the


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Collaboration Products, and thereafter for so long as that party maintains insurance for itself covering such manufacture or sale.

9.    TERM AND TERMINATION.

      9.1 TERM. This Agreement shall commence on the Effective Date and shall continue for a period of five (5) years unless earlier terminated pursuant to this Article 9.

      9.2 TERMINATION BY PARTY. Either party may terminate this Agreement for any reason upon ninety (90) days written notice to the other party. In addition, the Steering Committee may terminate this Agreement at any time by mutual agreement of the parties.

      9.3 DEADLOCK. As described in Subsection 2.2.6., this Agreement shall automatically terminate sixty (60) days (or such longer period as the parties mutually agree) after the Steering Committee deadlocks on any matter relating only to specific activities under the Collaboration, unless the matter is resolved by the Chief Executive Officers of each party during such time period.

      9.4 TERMINATION FOR DEFAULT. In the event that either party commits a material breach of its obligations under this Agreement and fails to cure that breach within ***** after receiving written notice thereof, the other party may terminate this Agreement immediately upon written notice to the party in breach.

      9.5 FORCE MAJEURE. Neither party will be responsible for delays resulting from acts beyond the control of such party, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance hereunder with reasonable dispatch whenever such causes are removed.

      9.6 DISPOSITION OF COLLABORATION WORK PRODUCT. Except as otherwise agreed by the parties, the following provisions shall apply under the circumstances specified in this Agreement or upon the expiration or termination of this Agreement.

            9.6.1 COMMERCIAL PRODUCTS. If any Collaboration Work Product has been successfully commercialized pursuant to Section 3.7., the parties shall share Gross Revenues attributable to that Collaboration Work Product as set forth in Section 4.2.

            9.6.2 RESIDUAL VALUE IN TARGETS AND COMPOUNDS. Except for Collaboration Work Product that has been commercialized pursuant to Section 3.7., the parties will apportion rights in Reserved Targets, Reserved Compounds, Committed Targets, and Committed Compounds as follows.

                  (i) The Research Committee will establish Reserved Target Sets, Committed Target Sets, Reserved Compound Sets, and Committed Compound Sets as necessary or desirable to prevent significant overlap between the rights granted to each party under this Subsection. For example, if two ACADIA Targets are receptor subtypes and if the Available Active Compounds for those two ACADIA Targets are similar enough to form a single Reserved Compound Set or Committed Compound Set, the Research Committee may group the ACADIA Targets into a single Reserved Target Set or Committed Target Set to minimize the risk of


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conflicting Patent Rights filed by each party. As another example, if two dissimilar ACADIA Targets are found to have activity with respect to Available Active Compounds that are within a single chemotype and have substantial homology, the Research Committee has discretion to establish two Reserved Compound Sets or Committed Compound Sets (i.e., one for each ACADIA Target) based on different structure-activity profiles that are identified for each ACADIA Target.

                  (ii) For Reserved Targets and the corresponding Reserved Compounds that have met the requisite criteria for consideration as Committed Targets and Committed Compounds but which the Research Committee has declined to designate as Committed Targets and Committed Compounds, as described in Subsection 3.4.2., *****.

                  (iii) For Committed Targets and the corresponding Committed Compound Set(s) that the Research Committee has removed from the Collaboration as described in Subsection 3.4.2. or Section 3.5. or which have not been commercialized pursuant to Section 3.7. when the Agreement expires or terminates, *****.

                  (iv) Each party hereby agrees to assign, transfer, and convey to the other party, or to grant such other party *****. Finally, each party agrees to provide reasonable warranties of title, further assurances, and similar customary provisions in connection with the grant of rights or licenses under this Subsection.

                  (v) The parties shall enter into a Compound License Agreement in substantially the form of the Compound License Agreement dated May 10, 2000 between ACADIA and ArQule for each (a) Reserved Target or Reserved Target Set and its corresponding Reserved Compounds or Reserved Compound Set and
(b) Committed Target or Committed Target Set and its corresponding Committed Compounds or Committed Compound Set, for which such party obtains rights under this Subsection. Each party acknowledges and agrees that the Compound License Agreement provides for, among other things, an annual license maintenance fee in the amount of ***** and a royalty of either *****.

            9.6.3 RIGHTS IN TARGETED COMPOUNDS. Except for Collaboration Work Product that has been commercialized pursuant to Section 3.7., the rights of each party to use Targeted Compounds continues after the Collaboration ends as provided in Subsection 5.3.2., clause (iii), subject to the other provisions of this Section 9.6.

      9.7 SURVIVAL. The following provisions shall survive the expiration or termination of this Agreement: Articles 4, 6, 7, 8, and 10; Sections 5.1.2.,
5.3. (except 5.3.1), 9.6., 9.7., 11.7., and 11.9.

10.   DISPUTE RESOLUTION.

      10.1 PROCEDURES MANDATORY. Except as otherwise provided in Subsection 2.2.6., the parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement; provided, however, that all procedures and deadlines specified in this Article may be modified by written agreement of the parties. If either party fails to observe the procedures of this Article, as modified by their written


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agreement, the other party may bring an action for specific performance in any court of competent jurisdiction.

      10.2  DISPUTE RESOLUTION PROCEDURES.

            10.2.1 NEGOTIATION. Except as otherwise provided in Subsection 2.2.6., in the event of any dispute arising out of or relating to this Agreement, the affected party shall notify the other party, and the Steering Committee shall attempt in good faith to resolve the matter within ***** after the date such notice is received by the other party (the "NOTICE DATE"). Any disputes not resolved by good faith discussions within the Steering Committee shall be referred to senior executives of each party, who shall meet at a mutually acceptable time and location within thirty ***** after the Notice Date and attempt to negotiate a settlement.

            10.2.2 MEDIATION. If the matter remains unresolved within ***** days after the Notice Date, or if the senior executives fail to meet within ***** after the Notice Date, either party may initiate mediation upon written notice to the other party, whereupon both parties shall be obligated to engage in a mediation proceeding under the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes, except that specific provisions of this Section shall override inconsistent provisions of the CPR Model Procedure. The mediator will be selected from the CPR Panels of Neutrals. If the parties cannot agree upon the selection of a mediator within ***** after the Notice Date, then upon the request of either party, the CPR shall appoint the mediator. The parties shall attempt to resolve the dispute through mediation until one of the following occurs: (i) the parties reach a written settlement;
(ii) the mediator notifies the parties in writing that they have reached an impasse; (iii) the parties agree in writing that they have reached an impasse; or (iv) the parties have not reached a settlement within ***** after the Notice Date.

            10.2.3 TRIAL WITHOUT JURY. If the parties fail to resolve the dispute through mediation, or if neither party elects to initiate mediation, each party shall have the right to pursue any other remedies legally available to resolve the dispute; provided, however, that the parties expressly waive any right to a jury trial in any legal proceeding under this Section.

      10.3  PRESERVATION OF RIGHTS PENDING RESOLUTION.

            10.3.1 PERFORMANCE TO CONTINUE. Each party shall continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a party may suspend performance of its obligations during any period in which the other party fails or refuses to perform its obligations.

            10.3.2 PROVISIONAL REMEDIES. Although the procedures specified in this Article are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, either party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

            10.3.3 STATUTE OF LIMITATIONS. The parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the


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procedures set forth in Subsections 10.2.1. and 10.2.2. are pending. The parties shall take any actions necessary to effectuate this result.

11.   MISCELLANEOUS.

      11.1 PUBLICITY. No press release, advertising, promotional sales literature, or other promotional oral or written statements to the public in connection with or alluding to work performed under this Agreement or the relationship between the parties created by it, having or containing any reference to ArQule or ACADIA, shall be made by either party without the prior written approval of the other party, except for restatements of previously-approved statements and disclosures required by applicable law or regulation.

      11.2 RELATIONSHIP OF PARTIES. For the purposes of this Agreement, each party is an independent contractor and not an agent or employee of the other party. Neither party shall have authority to make any statements, representations, or commitments of any kind, or to take any action which shall be binding on the other party, except as may be explicitly provided for herein or authorized in writing. In particular, (i) neither party shall represent to creditors or vendors that such party has any authority to obligate or bind the other party, and shall affirmatively correct any misconception to that effect and (ii) neither party shall use the name of the other party in connection with such transactions without the prior written consent of the other party, which consent may be withheld in its sole discretion.

      11.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

      11.4 HEADINGS. All headings in this Agreement are for convenience only and shall not affect the meaning of any provision hereof.

      11.5 BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties and their respective lawful successors and assigns.

      11.6 ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other party, except that either of the parties may assign this Agreement to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Agreement; provided, however, that in the event of such a transaction, no intellectual property rights of any Affiliate or third party that is an acquiring party shall be included in the technology subject to this Agreement.

      11.7 NOTICES. All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized national overnight courier, confirmed facsimile transmission, or registered or certified mail, return receipt requested, postage prepaid, to the following addresses or facsimile numbers:


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If to ACADIA:

                  ACADIA Pharmaceuticals
                  3911 Sorrento Valley Blvd.
                  San Diego, CA 92121-1402
                  Attn: Chief Executive Officer
                  Tel: (858) 320-8614
                  Fax: (858) 455-1751

            with a copy (which shall not constitute notice) to:

                  Pillsbury Madison & Sutro LLP
                  101 West Broadway, Suite 1800
                  San Diego, CA  92101-8219
                  Attn:  John M. Dunn
                  Tel: (858) 509-4015
                  Fax: (858) 236-1995

            If to ArQule:

                  ArQule, Inc.
                  19 Presidential Way
                  Woburn, MA  01801
                  Attn:  President
                  Tel: (781) 994-0300
                  Fax: (781) 503-0009

            with a copy (which shall not constitute notice) to:

                  ArQule, Inc.
                  19 Presidential Way
                  Woburn, MA  01801
                  Attn:  Legal Department
                  Tel: (781) 994-0300
                  Fax: (781) 994-0676

Either party may change its designated address and facsimile number by notice to the other party in the manner provided in this Section.

      11.8 AMENDMENT AND WAIVER. This Agreement may be amended, supplemented, or otherwise modified at any time, but only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

      11.9 GOVERNING LAW. This Agreement and the legal relations among the parties shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts irrespective of any conflict of laws principles.



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      11.10 SEVERABILITY. In the event that any provision of this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had not been included herein.

      11.11 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings including, without limitation, the MTA.

      IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as a sealed instrument effective as of the date first above written.

                                    ACADIA PHARMACEUTICALS, INC.


                                    By:  /s/ Uli Hacksell, Ph.D.
                                       ----------------------------------------
                                          Uli Hacksell, Ph.D.
                                          Chief Executive Officer

                                    ARQULE, INC.
                                    By:  /s/ Stephen A. Hill, M.D.
                                       ----------------------------------------
                                          Stephen A. Hill , M.D.
                                          President and Chief Executive Officer




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                                    EXHIBIT A


*****


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